EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:	Edward C. Milligan	Samuel B. Hay III
	Chairman & CEO	President & COO
	Main Street Banks	Main Street Banks
	(770) 422-2888	(770) 385-2424

MAIN STREET BANKS ANNOUNCES QUARTERLY CASH DIVIDEND

ATLANTA, October 14, 2004 – The Board of Directors of Main Street Banks, Inc. (Nasdaq: MSBK) declared a regular quarterly dividend of 13.5 cents per share of common stock payable on November 3, 2004 to shareholders of record on October 20, 2004.

Main Street Banks has been recognized by the Atlanta Journal and Constitution as one of Georgia’s leading publicly traded companies with a history of boosting dividends at double digit rates over the past five years.

About Main Street

Main Street Banks, Inc., a $2.1 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 22 banking centers located in eighteen of Georgia’s fastest growing communities.  Main Street is the largest and highest performing community banking company in the greater Atlanta area.

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